Exhibit 8.1

List of the Registrant’s Principal Subsidiaries and Consolidated Affiliated Entities

Name	Jurisdiction of Incorporation	Direct Parent Company of the Subsidiary and its Jurisdiction of Incorporation
Subsidiaries:
TAL Holding Limited	Hong Kong	TAL Education Group(Cayman)
Firstleap Education	Cayman	TAL Education Group(Cayman)
Firstleap Education (HK) Limited	Hong Kong	Firstleap Education(Cayman)
Beijing Century TAL Education Technology Co., Ltd.	PRC	TAL Holding Limited(Hong Kong)
Beijing Xintang Sichuang Education Technology Co., Ltd.	PRC	TAL Holding Limited(Hong Kong)
Beijing Yizhen Xuesi Education Technology Co., Ltd.	PRC	TAL Holding Limited(Hong Kong)
Yidu Huida Education Technology (Beijing) Co., Ltd.	PRC	TAL Holding Limited(Hong Kong)
Beijing Huanqiu Zhikang Shidai Education Consulting Co., Ltd.	PRC	TAL Holding Limited(Hong Kong)
Zhixuesi Education Consulting (Beijing) Co., Ltd.	PRC	TAL Holding Limited(Hong Kong)
Pengxin TAL Industrial Investment (Shanghai) Co., Ltd.	PRC	Beijing Century TAL Education Technology Co., Ltd. (PRC)
Beijing Lebai Information Consulting Co., Ltd.	PRC	Firstleap Education (HK) Limited(Hong Kong)
Variable Interest Entities:
Beijing Xueersi Education Technology Co., Ltd.**	PRC
Beijing Xueersi Network Technology Co., Ltd.**	PRC
Xinxin Xiangrong Education Technology (Beijing) Co., Ltd.**	PRC
Beijing Lebai Education Consulting Co., Ltd.**	PRC
Affiliated Entities:
Shidai TAL Education Technology (Beijing) Co., Ltd.	PRC	Xinxin Xiangrong Education Technology (Beijing) Co., Ltd.(PRC)
TAL Education Technology (Jiangsu) Co., Ltd.	PRC	Xinxin Xiangrong Education Technology (Beijing) Co., Ltd.(PRC)

*

Pengxin TAL Industrial Investment (Shanghai) Co., Ltd. had the following wholly owned subsidiaries as of February 28, 2021, all of which are formed in the PRC: (1) 24 schools; and (2) 7 subsidiaries that operate TAL’s tutoring services under the brands Xueersi Peiyou, Mobby and IZhikang.

**

Xueersi Education, Xueersi Network, Xinxin Xiangrong and Lebai Education had the following subsidiaries as of February 28, 2021 all of which are formed in the PRC: (1) 224 schools; and (2) 94 subsidiaries that operate TAL’s tutoring services under the brands Xueersi Peiyou, Firstleap, Mobby and IZhikang, oversea study consulting service and test preparation course for major oversea exams in China. These four VIEs wholly owned 89 subsidiaries and owned majority equity of the remaining five subsidiaries.